Exhibit 10.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT1

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 25th day of March, 2021, by and among BOWX ACQUISITION CORP., a Delaware corporation (the “Issuer”), and the undersigned subscriber (“Subscriber”).

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into that certain Agreement and Plan of Merger, dated as of the date of this Subscription Agreement (as may be amended or supplemented from time to time, and including all schedules and exhibits thereto, the “Merger Agreement”), among the Issuer, WeWork, Inc., a Delaware corporation (“Windmill”), and BOWX MERGER SUBSIDIARY CORP, a Delaware corporation and a wholly owned subsidiary of the Issuer (“Merger Sub”), pursuant to which the Issuer will acquire Windmill subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with, and contingent on the closing of, the Transaction, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer the number of shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share (the “Share Purchase Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber on the Closing Date (as defined below) the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer at or prior to the Closing Date;

WHEREAS, Issuer and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933 (codified at 15 U.S.C. Sec. 77a et seq., and hereinafter the “Securities Act”); and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Issuer is entering into: (a) separate subscription agreements, with certain other investors that are key anchor investors with an aggregate purchase price of $250,000,000 (collectively the “Key Anchor Investors” and such investment, the “Key Anchor Investment”); and (b) separate subscription agreements (collectively, the “Other Subscription Agreements”) with certain investors (other than the Key Anchor Investors) (the “Other Subscribers”) with an aggregate purchase price of $550,000,000 (inclusive of the Purchase Price).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. SUBSCRIPTION. Subject to the terms and conditions hereof, at the Closing (defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”). Notwithstanding anything herein to the contrary, the consummation of the Subscription is contingent upon the subsequent occurrence of the closing of the Transaction.

2. CLOSING.

(a) [Subject to the satisfaction or waiver of the conditions set forth in Section 2(c), the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date (the “Closing Date”), and immediately prior to, the closing of the Transaction. Not less than five (5) business days prior to the scheduled Closing Date (the “Scheduled Closing Date”), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the Scheduled Closing Date. Subscriber shall deliver to the Issuer at least two (2) business days prior to the Closing Date, to be held in escrow until the Closing, the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice. On the Closing

[1]	For the Key Anchor Investors, bracketed and/or footnoted provisions illustrate certain additional or alternative key provisions that were included in the forms specific to the Key Anchor Investors.

Date, the Issuer shall deliver to Subscriber the Acquired Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book entry form, and as promptly as practicable after the Closing, evidence from the Issuer’s transfer agent of the issuance to the Subscriber of the Acquired Shares on and as of the Closing Date, and the Purchase Price shall be released from escrow automatically and without further action by the Issuer or Subscriber. In the event the Closing does not occur within two (2) business days of the Scheduled Closing Date, the Issuer shall promptly (but not later than one (1) business days thereafter) return the Purchase Price to Subscriber, and any book-entries for the Acquired Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 7 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Subscriber of its obligation to purchase the Acquired Shares at the Closing upon the delivery by the Issuer of a subsequent Closing Notice in accordance with this Section 2(a).]

[In place of the above, the below will be included for mutual funds:

Subject to the satisfaction or waiver of the conditions set forth in Section 2(c), the closing of the Subscription contemplated hereby (the “Closing”) shall occur on a date (the “Closing Date”) specified in the Closing Notice (as defined below), which date shall be no more than two (2) business days immediately prior to the anticipated closing date of the Transaction (the “Transaction Closing Date”). Not less than five (5) business days prior to the anticipated Transaction Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Transaction Closing Date. On the Closing Date, (i) Subscriber shall deliver to the Issuer the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Issuer in the Closing Notice, which account(s) shall not be escrow account(s) and (ii) prior to the release of its payment of the Purchase Price for the Acquired Shares by the Subscriber, the Issuer shall issue and deliver to Subscriber (1) the Acquired Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book entry form in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable; and (2) copy of the records of the Issuer’s transfer agent showing Subscriber (or its nominee in accordance with its delivery instructions) as the registered holder of the Acquired Shares on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. If the Transaction Closing Date does not occur within two (2) business days after the expected Transaction Closing Date, the Issuer shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries or share certificates shall be deemed cancelled; provided that unless this Subscription Agreement has been terminated pursuant to Section 7 hereof, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to purchase the Acquired Shares at the Closing upon delivery by the Issuer of a subsequent Closing Notice in accordance with this Section 2(a).]

(b) Each book entry for the Acquired Shares shall contain a notation in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.”

(c) The Closing shall be subject to the satisfaction on the Closing Date, or the waiver by each of the parties hereto, of each of the following conditions:

(i) (x) solely with respect to Subscriber’s obligation to close, the representations and warranties made by the Issuer, and (y) solely with respect to the Issuer’s obligation to close, the representations and warranties made by Subscriber, in each case in this Subscription Agreement, shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), as the case may be, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), as the case may be, which representations and warranties shall be true and correct in all respects) as of such date), in each case without giving effect to the consummation of the Transaction; and

(ii) solely with respect to Subscriber’s obligations to close, the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing; and

(iii) solely with respect to the Issuer’s obligations to close, Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing.

(d) The Closing shall be subject to the satisfaction on the Closing Date, or the waiver by the Subscriber, of each of the following conditions:

(i) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award after the date hereof (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby;

(ii) all conditions precedent to the closing of the Transaction as set forth in the Merger Agreement, including approval by the Issuer’s stockholders, shall have been satisfied or (to the extent permitted by applicable law) waived (as determined by the parties to the Merger Agreement and other than those conditions that, by their nature, (A) may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction, or (B) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements);

(iii) (A) there shall have been no modifications, amendments or waivers to (or consents in respect of) the Merger Agreement that would reasonably be expected to be materially adverse to the economic benefits that Subscriber would reasonably expect to receive under the Subscription Agreement, unless Subscriber has consented to such amendment and (B) there shall have been no amendment, modification or waiver of any Other Subscription Agreement that materially benefits the Other Subscriber thereunder unless the Subscriber has been offered substantially the same benefits2; and

(iv) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Acquired Shares under this Subscription Agreement, and the Acquired Shares shall be approved for listing on Nasdaq (or such other applicable stock exchange upon which the Class A Shares are approved for listing at the time of Closing, subject only to (A) the requirement to have a sufficient number of round lot holders and (B) official notice of listing.

(v) [(A) Sections 4.24, 7.6(a)(iii)/7.6(b) and 9.2(a)(iv) of the Merger Agreement and the definition of “Exchange Ratio” set forth therein and any definitions used in the foregoing sections (including the definition of “Exchange Ratio”) (as the same exists on the date of this Subscription Agreement) shall not have been amended or waived in any manner without Subscriber’s prior written consent and (B) the PIPE Investment Amount (as defined in the Merger Agreement) shall be no less than $700,000,000, which amount shall include (i) an investment of at least $125,000,000 in the aggregate from [the other Key Anchor Investor] and their affiliates and any investment funds controlled by their affiliates, (ii) an investment of at least $15,000,000 from investors identified, cultivated or referred by Bow Capital or otherwise associated with Bow Capital, and (iii) an investment of at least $10,000,000 in the aggregate from The Obsidian Master Fund and its affiliates and any investment funds controlled by its affiliates; and

[2]

For the Key Anchor Investors, closing conditions also included, as applicable to the particular Key Anchor Investor, no amendment, waiver or modification to the Key Anchor Investment, subject to certain exceptions.

(vi) the Sponsor Lock-Up Agreement, Specified Company Stockholder Lock-Up Agreement, SBG Secured Notes Letter Agreement and the Credit Support Letter Agreement (as such terms are defined in the Merger Agreement) (as the same exist on the date of this Subscription Agreement) shall be in full force and effect and shall not have been amended or waived in any manner without Subscriber’s prior written consent.]

(e) At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably mutually deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. ISSUER REPRESENTATIONS AND WARRANTIES. The Issuer represents and warrants to Subscriber that:

(a) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Acquired Shares have been duly authorized by the Issuer and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware or pursuant to any agreement or other instrument to which the Issuer is a party or by which it is otherwise bound.

(c) This Subscription Agreement, the Other Subscription Agreements, the subscription agreements related to the Key Anchor Investment and the Merger Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and are enforceable against the Issuer in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the compliance by the Issuer with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with The Nasdaq Stock Market LLC (the “Nasdaq”) marketplace rules or the rules of such other applicable stock exchange on which the Issuer’s or its successor’s common stock is then listed, and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the cases of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity or enforceability of the Acquired Shares or the ability or legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

(e) The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the United States Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 10(m), (iv) those required by the Nasdaq or such other applicable stock exchange on which the Issuer’s common stock is then listed, including with respect to obtaining stockholder approval, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Nasdaq or such other applicable stock exchange on which the Issuer’s or its successor’s common stock is listed. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on the Nasdaq. The Issuer has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on the Nasdaq (unless such termination on the Nasdaq is in order to switch the listing to the New York Stock Exchange or to provide for a successor listing in connection with the Transaction).

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

(h) Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(i) The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since its initial registration of the Class A Shares (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act or the Securities Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act or the Securities Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents. The financial statements of the Issuer included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(j) Other than as disclosed in the Issuer’s filings with the SEC, in connection with the Transactions, the Issuer has not entered into any subscription agreement, side letter or similar agreement or understanding with any other investor in the Transaction in connection with such investor’s direct or indirect investment in the Issuer other than as contemplated by the Merger Agreement, the Other Subscription Agreements and the Key Anchor Investment. The Other Subscription Agreements reflect the same Share Purchase Price and other terms with respect to the purchase of the Class A Shares thereunder that are not more advantageous to such subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of their Class A Shares thereunder. For the avoidance of doubt, this Section 3(j) shall not apply to any document entered into in connection with the Key Anchor Investment; provided, however, that such Key Anchor Investment shall be with respect to the same class of common stock being acquired by the Subscriber hereunder and at the same Share Purchase Price.3

[3]	For the Key Anchor Investors, this last sentence was not included and this representation covered the Key Anchor Investors, subject to certain exceptions.

(k) Except for placement fees payable to UBS Securities LLC and PJT Partners, LP, in their capacities as placement agents for the offer and sale of the Acquired Shares (in such capacities, the “Placement Agents”), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate, as defined in Rule 144 under the Securities Act (“Affiliate”), of the Issuer. None of the foregoing shall create any liability on the Subscriber.

(l) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Issuer or, to the Issuer’s knowledge, any Issuer Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. “Issuer Covered Person” means, with respect to the Issuer as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Issuer represents that it has exercised reasonable care to determine the accuracy of the representation made by the Issuer in this paragraph.

(m) The Issuer is in compliance with all laws that are applicable to the conduct of its business as currently conducted, other than where failure to comply with any such law would not be reasonably expected to have a Material Adverse Effect. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(n) As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of (i) 87,500,000 Class A Shares, of which 48,300,000 are issued and outstanding, (ii) 12,500,000 shares of Class B common stock, par value $0.0001 per share (“Class B Shares”), of which 12,075,000 are issued and outstanding and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”), of which no shares are issued and outstanding. As of the date of this Subscription Agreement, the Issuer has 16,100,000 public warrants outstanding and 7,733,333 private placement warrants outstanding. Each private placement warrant and public warrant is exercisable for one Class A Share at an exercise price of $11.50 per share. Prior to the Closing Date, the Issuer has no subsidiaries (other Merger Sub) and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. Except as set forth above and pursuant to the Other Subscription Agreements, the Key Anchor Investment and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Class A Shares, Class B Shares, Preferred Shares or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities or instruments issued by the Issuer containing anti-dilution provisions that will be triggered by the issuance of (i) the Acquired Shares, (ii) the Class A Shares to be issued pursuant to any Other Subscription Agreement or the subscription agreements related to the Key Anchor Investment or (iii) the Class A Shares to be issued pursuant to the Merger Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(o) As of their respective filing dates, all reports required to be filed by Issuer with the U.S. Securities and Exchange Commission (the “SEC”) (the “SEC Reports”) complied in all material respect with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer has timely filed with the SEC each SEC Report that Issuer was required to file with the SEC. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(p) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(q) The Issuer is not, and immediately after receipt of payment for the Acquired Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Acquired Shares may be pledged by the undersigned in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the undersigned effecting a pledge of Acquired Shares shall not be required to provide the Issuer with any notice thereof; provided, however, that neither the Issuer nor their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Acquired Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Issuer in all respects.

(s) [The Issuer acknowledges that there have been no representations, warranties, covenants or agreements made to the Issuer by Subscriber or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement.]

4. SUBSCRIBER REPRESENTATIONS AND WARRANTIES. Subscriber represents and warrants that:

(a) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement.

(d) Subscriber, or each of the funds managed by or affiliated with Subscriber for which Subscriber is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) [or (8)] under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. [Subscriber has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.] Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

(e) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that it may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, the Placement Agents or any of their respective officers, employees or representatives (together with the Placement Agents, the “Agents”), or any other party to the transaction, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement. Moreover, the Subscriber acknowledges that PJT Partners LP is acting both as a Placement Agent to the Issuer and as the financial advisor to Windmill.

(g) Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h) In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent investigation and the Issuer’s representations, warranties and covenants contained herein [or in any other Transaction Document]. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Agents or any of their respective Affiliates, or any of their respective officers, directors, employees or representatives concerning the Issuer, the Transaction or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received and has had an adequate opportunity to review such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer and the Transaction and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Acquired Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that he, she or it has had an adequate opportunity to review the Issuer’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber has been furnished with all materials that it considers relevant to an investment in the Acquired Shares, has had an opportunity to ask questions of and receive answers from the Issuer or any person or persons acting on behalf of the Issuer concerning the terms and conditions of the offering of the Acquired Shares to Subscriber; and that Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Agents, except for the statements, representations and warranties of the Issuer contained in this Subscription Agreement [or in any other Transaction Document].

(i) Subscriber acknowledges that it has not relied on the Agents in connection with its determination as to the legality of its acquisition of the Acquired Shares or as to the other matters referred to herein and the Subscriber has not relied on any investigation that the Agents, any of their respective Affiliates or any person acting on their behalf have conducted with respect to the Acquired Shares, the Issuer or Windmill. Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Agents or any of their respective Affiliates.

(j) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer, Windmill, or one of the Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or one of the Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber will not look to the Agents for all or part of any such loss or losses the Subscriber may suffer and is able to sustain a complete loss on its investment in the Acquired Shares.

(l) Subscriber acknowledges and agrees that none of the Agents nor any Affiliate of any of the Agents (or any officer, director, employee or representative of any of the Agents or any Affiliate thereof) has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Subscriber acknowledges that the Agents, any Affiliate of any of the Agents (or any officer, director, employee or representative of any of the Agents or any Affiliate thereof) (i) have not made any representation as to the Issuer, Windmill, Windmill’s credit quality or the quality of the Acquired Shares, (ii) may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it, (iii) have made no independent investigation with respect to the Issuer or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iv) have not acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of the Acquired Shares, (v) have not prepared a disclosure or offering document in connection with the offer and sale of the Acquired Shares and (vi) may have existing or future business relationships with the Issuer and Windmill (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Acquired Shares, and that certain of these actions may have material and adverse consequences for a holder of Acquired Shares.

(m) Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(n) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

(o) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”) Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(p) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that [(i) it has not relied on the Issuer or any of its affiliates (the “Transaction Parties”) as the Plan’s fiduciary with respect to its decision to acquire and hold the Acquired Shares, (ii) it has not relied on any investment advice from the Transaction Parties with respect to any decision to acquire, continue to hold or transfer the Acquired Shares] [(i) to its knowledge, neither Issuer, nor any of its respective Affiliates that the Issuer has disclosed to Subscriber for purposes of determining compliance with this section (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (A) independent of the Transaction Parties; (B) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (C) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (D) is aware of and acknowledges that (I) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares, and (II) the Transaction Parties have a financial interest in the purchaser’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder].

(q) Subscriber will have at the Closing sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5. Additional Subscriber Agreement. Subscriber hereby agrees that neither Subscriber nor any person or entity acting on its behalf or pursuant to any understanding with it will engage in any Short Sales with respect to the Acquired Shares during the period from the date of this Subscription Agreement until the Closing (or such earlier termination of this Subscription Agreement pursuant to its terms). For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis) and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the limitations set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement.

6. REGISTRATION RIGHTS.4

(a) The Issuer agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Filing Date and (ii) the 10th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligation to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 6. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of filing the Registration Statement and will consider in good faith all reasonable comments provided by Subscriber for inclusion therein. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Class A Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Class A Shares by Subscriber and the other selling stockholders named therein or otherwise, such Registration Statement shall register for resale such number of Class A Shares which is equal to the maximum number of Class A Shares as is permitted by the Commission. In such event, the number of Class A Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. In the event the Commission informs the Issuer that all of such Class A Shares cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale on the Registration Statement, the Issuer agrees to promptly inform Subscriber thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission, covering the maximum number of Class A Shares permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale such shares as a secondary offering.

(b) In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the

[4]	For the Key Anchor Investors, registration rights are instead set forth in the Amended and Restated Registration Rights Agreement.

following: (i) Subscriber ceases to hold any Acquired Shares or (ii) the date all Acquired Shares held by Subscriber are sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) three (3) years from the effective date of the Registration Statement.

(ii) advise Subscriber within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) after it shall receive notice or obtain knowledge thereof, of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information with respect to the Subscriber;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events described in this Section 6(b)(ii), provide the Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above may constitute material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 6(b)(ii)(5), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Class A Shares issued by the Issuer have been listed;

(vi) use its commercially reasonable efforts (i) to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and (ii) to file all reports and other materials required to be filed by the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Acquired Shares under Rule 144 for so long as the Subscriber holds Acquired Shares; and

(vii) upon Subscriber’s request, deliver all the necessary documentation to cause the Issuer’s transfer agent to remove the legend set forth above in Section 2(b), as promptly as practicable and no later than two (2) business days after such request, when the Acquired Shares are sold pursuant to Rule 144 under the Securities Act or the Registration Statement or may be sold without restriction under Rule 144. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Acquired Shares without any such legend. If restrictive legends are no longer required for the Acquired Shares pursuant to the foregoing, the Issuer shall, reasonably promptly following any request therefor from Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the Acquired Shares.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the Issuer determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if such filing or use could materially affect a bona fide business or financing transaction of the Issuer or its subsidiaries or would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales; provided, for the avoidance of doubt, that the Issuer shall not include any material non-public information in any such written notice. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(e) For purposes of this Section 6, “Acquired Shares” shall mean, as of any date of determination, the Acquired Shares purchased by Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any person to whom the rights under this Section 6 shall have been duly assigned.

(f) Issuer shall indemnify Subscriber (to the extent a seller under the Registration Statement), notwithstanding any termination of this Subscription Agreement, its officers, directors, partners, members, managers, employees, stockholders, advisers and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and officers, directors, partners, members, managers, employees, stockholders, advisers and agents of each such controlling person to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment thereof or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such untrue statements or alleged untrue statements or omissions or alleged omissions, are based upon information regarding Subscriber furnished in writing to Issuer by Subscriber expressly for use therein or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6; provided, that the indemnification contained in this Section 6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed),.

(g) Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or alleged untrue statements, or omissions, or alleged omissions, are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein; provided that (i) the liability of Subscriber shall be several and not joint with any other investor and (ii) in no event shall the liability of Subscriber exceed the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation. Subscriber shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Subscriber is aware.

(h) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6(h) shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2(c) or Section 2(d) are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (d) October 31, 2021, subject to extension in accordance with Section 10.1(f) of the Merger Agreement (as the same exists as of the date hereof); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 7, any monies paid by the Subscriber to the Issuer in connection herewith shall be promptly (and in any event within one (1) business day after such termination) returned to the Subscriber.

8. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated August 4, 2020 (the “Prospectus”), available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and the underwriters of the Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, in each case, arising out of this Subscription Agreement, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 8 [(i) shall serve to limit or prohibit the Subscriber’s right to pursue a claim against Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (ii) shall serve to limit or prohibit any claims that the Subscriber may have in the future against Issuer’s assets or funds that are not held in the Trust Account or (iii)] shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Issuer.

9. Exculpation of Placement Agents. Subscriber acknowledges and agrees for the express benefit of the Placement Agents, and their Affiliates and their Affiliates’ respective officers, directors, employees or representatives that neither the Placement Agents, nor any of their Affiliates or any of their or their Affiliates’ officers, directors, employees or representatives shall be liable to any Subscriber, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Acquired Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares by such Subscriber.

10. Miscellaneous.

(a) Each party hereto acknowledges that the other party hereto will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects. The parties hereto further acknowledge and agree that each of the Placement Agents is entitled to rely on, and is a third-party beneficiary of Section 9 and the representations and warranties of the Issuer and the Subscriber contained in Section 3 and Section 4, respectively.

(b) Each of the Issuer and the Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement; provided, that, such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 4 and completes Schedule A hereto. In the event of such a transfer or assignment, Subscriber shall update Schedule B to provide the information required therein.

(d) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e) The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Issuer agrees to keep any such information provided by Subscriber confidential.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by each of the parties hereto.

(g) This Subscription Agreement [, together with the Merger Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Sponsor Lock-Up Agreement, the Specified Company Stockholder Lock-Up Agreement, the SBG Secured Notes Letter Agreement and the Credit Support Letter Agreement (each as defined in the Merger Agreement) (together, the “Transaction Documents”)] constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in [Section 6(f), Section 6(g), Section 6(h) and Section 10(a)] [Section 10(a)] with respect to the persons referenced therein (who shall be express third party beneficiaries of and entitled to enforce such provision), this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) This Subscription Agreement may be executed and delivered in two (2) or more counterparts (including by facsimile transmission or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k) Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(l) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, if sent on a business day prior to 5:00 p.m. New York City time, with no mail undeliverable or other rejection notice, if sent by email, or on the business day following the day when sent, if sent on a day that is not a business day or after 5:00 p.m. New York City time on a business day, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Issuer, to:

BowX Acquisition Corp.

2400 Sand Hill Rd., Suite 200

Menlo Park, CA 94025

Attn:  Vivek Ranadive

          Murray Rode

Email: vivek@bowcapital.com

            murray@bowcapital.com

with a required copy to (which copy shall not constitute notice):

Cooley LLP

101 California Street 5th Floor

San Francisco, CA 94111

Attn: David Peinsipp

Email: dpeinsipp@cooley.com; and

(iii)	if to the Placement Agents, to:

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Attn: Pedro Bollmann

Email: pedro.bollmann@ubs.com

and

PJT Partners, LP

280 Park Avenue

New York, NY 10017

Attn: Tim O’Connor

Email: tim.oconnor@pjtpartners.com

with a required copy to (which copy shall not constitute notice):

Paul Hastings LLP

515 South Flower Street, Twenty-Fifth Floor

Los Angeles, CA 90071

Attn: Jonathan Ko

Email: jonathanko@paulhastings.com

(m) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK IN NEW YORK COUNTY SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(m).

(n) The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction, and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. [From and after the issuance of the Disclosure Document, Subscriber shall not be in possession of any material, nonpublic information received from the Issuer or any of its officers, directors or employees. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its Affiliates or investment advisers, or include the name of Subscriber or any of its Affiliates or investment advisers (i) in any press release or marketing materials without the prior written consent of Subscriber or (ii) in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities law in connection with the Registration Statement, (B) the filing of this Subscription Agreement (or a form of this Subscription Agreement) with the Commission, (C) the filing of the Schedule 14A, S-4 and related proxy materials to be filed by the Issuer with respect to the Transaction and (D) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the Nasdaq or such other applicable stock exchange on which the Issuer’s common stock is then listed, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (ii).] [From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Issuer or any of its officers, directors or employees. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its Affiliates or investment advisers, or include the name of Subscriber or any of its Affiliates or investment advisers in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities law in connection with the Registration Statement and the filing of the Schedule 14A, S-4 and related proxy materials to be filed by the Issuer with respect to the Transaction and (B) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the Nasdaq, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this Section 10(n) and the opportunity to comment on such disclosure, which comments shall be considered in good faith.]

(o) Remedies. The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 10(m), in addition to any other remedy to which any party is entitled at law or in equity.

(p) Non-Reliance and Exculpation. [Without limiting any other provision in this Subscription Agreement or any provision in any other Transaction Document,] The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Issuer expressly contained in [Section 3 of] this Subscription Agreement [or in any Transaction Document], in making its investment or decision to invest in the Issuer. [Without limiting any other provision in this Subscription Agreement or any provision in any other Transaction Document,] The Subscriber acknowledges and agrees that none of (i) any Other Subscriber pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Class A Shares (including the subscriber’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing[, (iii) any other party to the Transaction Documents (other than the Issuer), or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, Windmill or any other party to the Transaction Documents] [or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, Windmill or any other party to the Transaction Documents] shall be liable to the Subscriber, or to any Other Subscriber, pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Class A Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Class A Shares.

(q) [Revolving Credit Borrowings Sublimit. WeWork Companies LLC, which shall be a party to this Subscription Agreement solely for the purposes of this Section 10(q), will use best efforts to obtain a $250 million sublimit for revolving credit borrowings in connection with the extension of the Company Credit Agreement (as defined in the Merger Agreement).]

(r) The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any other investor under the Other Subscription Agreements, and the Subscriber shall not be responsible in any way for the performance of the obligations of any other investor under any Other Subscription Agreement or the subscription agreements relating to the Key Anchor Investment. The decision of the Subscriber to purchase the Acquired Shares pursuant to this Subscription Agreement has been made by the Subscriber independently of any other investor and independently of any information, materials, statements opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, Windmill or any of their respective subsidiaries which may have been made or given by any other investor or by any agent or employee of any other investor, and neither the Subscriber nor any of its agents or employees shall have any liability to any other investor relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement or the subscription agreements related to the Key Anchor Investment, and no action taken by the Subscriber or any other investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber and any other investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and any other investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the subscription agreements related to the Key Anchor Investment. The Subscriber acknowledges that no other investor has acted as agent for the Subscriber in connection with making its investment hereunder and no other investor will be acting as agent of the Subscriber in connection with monitoring its investment in the Acquired Shares or enforcing its rights under this Subscription Agreement.

(s) If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of the Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of the Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of the Subscriber or any affiliate thereof individually but are binding only upon the Subscriber or any affiliate thereof and its assets and property.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

BOWX ACQUISITION CORP.

By:
Name:
Title:

Date: _____________________, 2021

SUBSCRIBER: Signature of Subscriber:

By:

Name:
Title:
Date: , 2021

Name of Subscriber: (Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different):

Email Address: __________________________

Subscriber’s EIN: _________________________

Address:

Attn:_________________________________

Telephone No.: __________________________

Facsimile No.: __________________________

Aggregate Number of Acquired Shares subscribed for: __________________

Aggregate Purchase Price: $_________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

[WEWORK COMPANIES LLC (solely for Section 10(q))

By:
Name:
Title:]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraph):

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

SCHEDULE B

SCHEDULE OF TRANSFERS

Subscriber’s Subscription was in the amount of _________________Class A Shares. The following transfers of a portion of the Subscription have been made:

Date of Transfer or Reduction	Transferee	Number of Transferee Acquired Shares Transferred or Reduced	Subscriber Revised Subscription Amount

Schedule B as of ______________, 20__, accepted and agreed to as of this ____ day of ____________, 20__ by:

BOWX ACQUISITION CORP.

By:
Name:
Title:

Signature of Subscriber: [SUBSCRIBER]

By:
Name:
Title: